UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 18, 2006
Date of Report (Date of earliest event reported)
EMDEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361
(Address of principal executive offices, including zip code)
(201) 703-3400
(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     Reference is made to:
•	the Certificate of Designations, as amended, of the Convertible Redeemable Exchangeable Preferred Stock, par value $0.0001 per share, of the Registrant (filed previously as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004);

•	the Indenture between the Registrant and The Bank of New York, as Trustee, dated August 30, 2005, relating to Emdeon Corporation’s 3 1/8% Convertible Notes due 2025 (filed previously as Exhibit 4.1 to Amendment, filed on November 9, 2005, to the Registrant’s Current Report on Form 8-K filed on August 30, 2005); and

•	the Indenture between the Registrant and The Bank of New York, as Trustee, dated June 25, 2003, relating to Emdeon Corporation’s 1.75% Convertible Subordinated Notes due 2023 (filed previously as Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).
As previously announced, the Registrant purchased 129,234,164 shares of its common stock at a price of $12.00 per share pursuant to a tender offer that expired at 5:00 P.M., New York City time, on December 4, 2006. Under the applicable provisions of the documents referenced above, no adjustment to the conversion rates of any of the securities referenced above will be made as a result of the completion of the tender offer. Under the applicable provisions of the documents referenced above, December 18, 2006 was the end of the period for determining whether a change would be required in the respective conversion rates of the securities referenced above, based in part on trading prices of the Registrant’s common stock during that period.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EMDEON CORPORATION

Dated: December 19, 2006	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

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